UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 10, 2018

Agape ATP Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-220144	36-4838886
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 17, 17-1, 17-2, 17-3, Wisma Laxton, Jalan Desa,

Taman Desa,

Off Jalan Klang Lama,
58100 Kuala Lumpur, Malaysia.

(Address of principal executive offices)

(60) 192230099

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

The information set forth under Item 2.01 under the heading Acquisition of Unreserved Sdn. Bhd. is incorporated herein by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Unreserved Sdn Bhd.

On November 13, 2017, Agape ATP Corporation (“Agape ATP”), through its wholly-owned Hong Kong subsidiary, Agape ATP International Holding Limited (“AAIHL”), entered into a Share Sale Purchase Agreement (the “Agreement”) for the purchase of 20% of the issued and paid-up ordinary share capital of Unreserved Sdn. Bhd., a Malaysia corporation (“USB”), from the Newsmakers Productions Sdn. Bhd., a Malaysia corporation (“NPSB”). As consideration thereof, AAIHL agreed to pay US$863,592, equivalent to Malaysian Ringgit (“MYR”) 3,500,000 in cash, representing the purchase price of MYR 3,500,000. The purchase price is determined based on the mutual agreement between AAIHL and NPSB, which is believed to be beneficial to both parties.

USB is primarily engaged in providing magazines publication and advertising services in Malaysia.

On May 4, 2018, upon the terms and subject to the conditions set forth in the Agreement, completed its acquisition of USB for the aggregate purchase price of US$863,592, equivalent to MYR 3,500,000.

The foregoing description of the Agreement is a summary only and is qualified in its entirely by the copy of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Sale Purchase Agreement, dated as of November 13, 2017, between Agape ATP International Holding Limited. and Newsmaker Productions Sdn. Bhd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agape ATP Corporation.
(Name of Registrant)

Date: May 10, 2018	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer,
President, Director, Secretary, Treasurer
(Principal Executive Officer)

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